T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

ARTICLES OF AMENDMENT

  T. Rowe Price Exchange-Traded Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST:   The Charter of the Corporation is hereby amended to change the name of series classified by the Corporation from “T. Rowe Price Core Equity ETF” to “T. Rowe Price Capital Appreciation Equity ETF.” As a result of this amendment, all references to “T. Rowe Price Core Equity ETF” in the Charter are hereby changed to “T. Rowe Price Capital Appreciation Equity ETF.”

  SECOND: The amendment shall become effective on February 2, 2023.

  THIRD:   The amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof, and does not change any terms and conditions set forth in the Charter.

  FOURTH:  The amendment has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a) of the Maryland Code—Corporations and Associations Article. No approval by shareholders of the Corporation is required under applicable law.

 IN WITNESS WHEREOF, T. Rowe Price Exchange-Traded Funds, Inc., has caused those present to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on February 2, 2023.

WITNESS:	T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.
/s/Shannon Hofher Rauser	/s/Fran Pollack-Matz
__________________________________ Shannon Hofher Rauser, Assistant Secretary	By:_________________________________ Fran Pollack-Matz, Vice President

  THE UNDERSIGNED, the Vice President of T. Rowe Price Exchange-Traded Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his/her knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Fran Pollack-Matz

__________________________________
Fran Pollack-Matz, Vice President

Agmts\ArtAmendETF.doc